Exhibit 23.5

To the Managing Board of Euronext N.V.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our report dated March 22, 2007, with respect to the consolidated financial statements of Euronext N.V., Amsterdam, The Netherlands, included in the Form 8-K filing of NYSE Euronext Inc. dated March 26, 2007, incorporated by reference in the Registration Statement (Form S-8) of NYSE Euronext, for the registration of 12,425,474 shares of its common stock.

Amsterdam, The Netherlands

April 4, 2007

/s/ Ernst & Young Accountants

Ernst & Young Accountants